Stifel Financial Corp. 4th Quarter 2008 Fiscal Year Earnings Conference Call February 12, 2009

Forward Statements This presentation may contain "forward-looking statements" that involve risks and uncertainties, including statements relating to the market opportunity and future business prospects of Stifel Financial Corp. and Stifel Nicolaus ("SF" or the "Company"). Actual results may differ materially and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ are included in the Company's Annual and Quarterly Reports and from time to time in other reports filed by the Company with the Securities and Exchange Commission. To supplement our financial statements presented in accordance with GAAP, the management uses certain non-GAAP measures of financial performance and liquidity. These non-GAAP measures are in addition to results prepared by the Company in accordance with GAAP, and should only be considered together with the Company's GAAP results. Certain statements in the following presentation relate to future results that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.

Chairman's Comments

4th Quarter 2008 Business Highlights Record net revenues of $228.2 million, a 8% increase from 2007. Balanced business model drives record revenues in uncertain markets. Core net income of $21.7 million, or $0.72 per diluted share, a 6% increase from the prior year fourth quarter. Core earnings pre-tax margin was 16% compared to 16% from 4Q07 GAAP net income of $17.8 million, or $0.59 per diluted share, a 28% increase over the prior year fourth quarter. Book value per common share increased to $22.75 as of December 31, 2008, a 24% increase from December 31, 2007. Closed the acquisition of Butler Wick & Company, Inc. 18 private client branch offices and 75 financial advisors Core earnings annualized return on average equity was 15%.

YTD Highlights Record net revenues of $867.5 million, a 14% increase over 2007. 13th consecutive annual increase in net revenue is driven by record revenues from FICM, PCG, and Stifel Bank. Core net income of $73.1 million, or $2.60 per diluted share, a 9% increase from the prior year core net income. Core earnings pre-tax margin was 14% and average return on equity was 15%. Record GAAP net income of $57.2 million, or $2.04 per diluted share, a 78% increase for 2008 as compared to 2007. Book value per common share increased to $22.75 as of December 31, 2008, a 24% increase from December 31, 2007. A 3-for-2 stock split distributed on June 12, 2008 to shareholders of record May 29, 2008.

Summary Income Statement Core Net Revenues GAAP Net Revenues

Unusual Items in the Fourth Quarter

ARS Redemption Overview

Stifel Outlook Unstable conditions in the Private Client market presents opportunity for Stifel to continue to grow organically and through M&A The uncertainty surrounding the largest domestic and European private client platforms impacts thousands of US-based Financial Advisors. Balanced business mix facilitates growth during volatile markets 53% of 2008 revenues generated by PCG and 45% by Capital Markets. Capital Markets turmoil creates a pool of very qualified candidates All segments of Capital Markets continued to build out platform and hire in 4Q08. Well capitalized to fund expansion Successful equity follow-on offering in 3Q08 raised $63.9 million before expenses. While eligible, Stifel Financial did not participate in the TARP program

2008 Growth Total 2008 As of Business Units Additions 12/31/2008 Private Client Group Financial Advisors* . . . 269 1,315 Offices . . . . . . . . . 52 204 Equity Capital Markets Equity Sales & Trading Professionals . . . 23 115 Investment Banking Professionals . . . . . 40 137 Fixed Income Capital Markets Fixed Income Sales & Trading Professionals.. . 32 142 Public Finance Professionals . . . . . . . . . 20 46 Banking Stifel Bank & Trust Associates . . . . . . . . 51 70

Market Turmoil = Opportunity

Source of Revenues

Principal Transactions

Level 3 Assets

2008 YTD Segment Comparison (excluding Acquisitions) Balanced business model facilitates growth during volatile markets Stable PCG business is augmented by profitable and growing Capital Markets.

Segment Comparison excluding acquisitions Total net revenues increased 8% despite rapidly deteriorating economic conditions in 4Q08. Weakness in PCG & ECM were more than offset by FICM results

Private Client Group - Income Statement Commission & fee growth impacted by 4Q08 market uncertainty Margins were modestly lower due to the opening of 52 new offices and 269 FA's in 2008, including the 18 offices and 75 FA's from Butler Wick which joined us on 12/31/08.

Equity Capital Markets - Income Statement Commissions & principal transactions increased 26% during the quarter Continued weakness in capital raising

Fixed Income Capital Markets - Income Statement Distribution model and scale drove revenue growth and margin expansion Opened more than 450 new institutional accounts in 2008

Stifel Bank - Income Statement Continued build-out to serve Stifel Nicolaus clients and potential clients.

Reconciliation of GAAP to Core Earnings

GAAP to Core Earnings

Income Statement Impact

Balance Sheet Graphs Total Assets Total Capitalization Capitalization Ratio Book Value Per Share

Capital Structure

Other Financial Data

Q&A - Questions and Answers